Exhibit 99.1

JBI, Inc. Announces Cost Reduction Measures

Niagara Falls, New York, July 16, 2013 - JBI, Inc. (the “Company” or “JBI”) (OTCQB: JBII), a clean energy company that recycles waste plastic into liquid fuels, today announced that it has taken the necessary steps to significantly reduce costs as part of its ongoing plans to improve its operating results.

The Company has completed a reduction in force of approximately 25%, involving 15 employees whose positions will be eliminated or their duties reassigned as part of an overall plan to reduce the Company’s cost structure.  The Company estimates it will incur approximately $40,000 in total restructuring expenses primarily consisting of severance and other employee-related costs.  Total annual cost savings, including these and other reductions are expected to be approximately $1.3 million.

JBI’s President and CEO, Tony Bogolin stated, “It is imperative that we control our costs as we ramp up production and revenue with an eye towards improving our operating results. These reductions were an important step for us.”

In addition, in an effort to more closely align their interests with those of the Company’s shareowners, Tony Bogolin, Chief Executive Officer, Matthew Ingham, Chief Financial Officer and John Bordynuik, Chief of Technology, have all agreed to forego their annual performance bonuses under their respective employment agreements.  This is a cost savings of approximately $32,000.

For further information about JBI, Inc., including its financial results, readers of this press release should review the Company’s disclosures in its Quarterly Report on Form 10-Q, which is publicly available on the website of the Securities and Exchange Commission at www.sec.gov.

About JBI, Inc.

JBI, Inc. is a clean energy company that recycles waste plastic into liquid fuels. JBI’s proprietary Plastic2Oil® technology can deliver economic and environmental benefits by replacing refined fuels and diverting waste plastic from landfills. For further information, please visit www.plastic2oil.com.

Forward Looking Statements

This press release contains statements, which may constitute "forward looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act. The Private Securities Litigation Reform Act of 1995 (PSLRA) implemented several significant substantive changes affecting certain cases brought under the federal securities laws, including changes related to pleading, discovery, liability, class representation and awards fees as of 1995. Those statements include statements regarding the intent, belief or current expectations of JBI, and members of its management as well as the assumptions on which such statements are based, including the expected timing of the Company's Form 10-K, execution of the proposed agreements described above and consummation of the transactions contemplated by such agreements. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Such risks include, but are not limited to: (1) JBI has a history of net losses, and may not be profitable in the future; (2) JBI may not be able to obtain necessary licenses, rights and permits required to develop or operate our Plastic2Oil business, and may encounter environmental or occupational, safety and health conditions or requirements that would adversely affect its business; and (3) JBI may experience delays in the commercial operations of its Plastic2Oil machines and there is no assurance that they can be operated profitably. For a more detailed discussion of such risks and other factors, see the Company's Annual Report on Form 10-K, filed with the SEC on March 15, 2013 and its other SEC filings. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

CONTACT

Chris Irons
Corporate Communications & Investor Relations Manager
716.471.5995
ir@jbi.net

MEDIA INQUIRIES

media@jbi.net
or please visit the JBI, Inc. Newsroom at
www.plastic2oil.com